Exhibit 10.2

CIDARA THERAPEUTICS, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(2015 EQUITY INCENTIVE PLAN)
Cidara Therapeutics, Inc. (the “Company”), pursuant to its 2015 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Award Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement. In the event of any conflict between the terms in the Award or the prospectus for the Plan (the “Plan Prospectus”) and the Plan, the terms of the Plan will control.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of Units/Shares Subject to Award:

Vesting Schedule:	[_____________] Notwithstanding the foregoing, vesting will terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule:	The shares will be issued in accordance with the issuance schedule set forth in Section 6 of the Restricted Stock Unit Award Agreement.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. Participant also acknowledges receipt of the Plan Prospectus. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this award upon the terms and conditions set forth therein.
By accepting the Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan (the “Grant Documents”) and agrees to all of the terms and conditions set forth in these documents. Furthermore, by accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

113473740 v1

Exhibit 10.2

Notwithstanding the above, if Participant has not actively accepted the Award within 90 days of the first vesting date set forth in this Restricted Stock Unit Grant Notice, Participant is deemed to have accepted the Award, subject to all of the terms and conditions of the Grant Documents.

CIDARA THERAPEUTICS, INC. By: ____________________________________ Signature Title: ____________________________________ Date: ____________________________________	PARTICIPANT: ____________________________________ Signature Date: ____________________________________

ATTACHMENTS:	Restricted Stock Unit Award Agreement, 2015 Equity Incentive Plan, Plan Prospectus

2
113473740 v1